UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2005

CELSION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-14242	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland 21046-1705

(Address of principal executive offices) (Zip Code)

(410) 290-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On June 20, 2005, the Board of Directors appointed Gregory Weaver as a member of the Board of Directors of the Company. Mr. Weaver was appointed to the Audit Committee of the Company’s Board of Directors. Dr. Claude Tihon completed his service as a member of the Audit Committee upon Mr. Weaver’s appointment to that committee, however Dr. Tihon will continue to serve as a member of the Nominating Committee of the Board of Directors.

Mr. Weaver is currently Vice President, Chief Financial Officer and Secretary of Nastech Pharmaceutical Company Inc. (Nasdaq: NSTK). Prior to joining Nastech, Mr. Weaver held the positions of Vice President, Strategic Development, and Vice President and Chief Financial Officer of Ilex Oncology, Inc., an oncology-focused biopharmaceutical company. During his tenure at Ilex, Mr. Weaver was involved in a series of strategic financings and acquisitions. Prior to Ilex, Mr. Weaver held several senior financial management positions, including Vice President and Chief Financial Officer of Prism Technologies, a medical device company, and Chief Financial Officer of a division of Fidelity Capital. Mr. Weaver received a B.A. in accounting from Trinity University in San Antonio, Texas, and an M.B.A. in finance from Boston College. He also served in the United States Air Force. Mr. Weaver received his Certified Public Accountant license in 1985.

On June 23, 2005, the registrant issued a press release announcing the addition of Mr. Weaver as a Director of Celsion Corporation. A copy of the release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01. Financial Statements, and Exhibits.

(c)	Exhibits.

99	Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Celsion Corporation

Date: June 23, 2005	By:	/s/ Anthony P. Deasey
Anthony P. Deasey
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release